Exhibit 99.2

The following unaudited condensed consolidating information presents the consolidating statements of earnings, cash flows and financial position for (i) the parent company and issuer, The Ryland Group, Inc. (“TRG, Inc.”), (ii) the Guarantor Subsidiaries, (iii) the Non-guarantor Subsidiaries, and (iv) the consolidation eliminations to arrive at the information for The Ryland Group, Inc. and subsidiaries on a consolidated basis at and for the nine months ended September 30, 2004.

THE RYLAND GROUP, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF EARNINGS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30, 2004
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
REVENUES
HOMEBUILDING	$1,656,786	$1,052,002	$1,348	$(61,630)	$2,648,506
FINANCIAL SERVICES	—	—	58,936	—	58,936

Total Revenues	1,656,786	1,052,002	60,284	(61,630)	2,707,442

EXPENSES
HOMEBUILDING
Cost of sales	1,261,967	825,902	1,441	(61,630)	2,027,680
Selling, general and administrative	160,280	110,666	78	—	271,024
Interest	(3,425)	3,635	—	—	210

Total homebuilding expenses	1,418,822	940,203	1,519	(61,630)	2,298,914
FINANCIAL SERVICES
General and administrative	—	—	19,114	—	19,114
Interest	—	—	815	—	815

Total financial services expenses	—	—	19,929	—	19,929
CORPORATE EXPENSES	10,325	33,737	—	—	44,062

Total Expenses	1,429,147	973,940	21,448	(61,630)	2,362,905

Earnings before taxes	227,639	78,062	38,836	—	344,537
Tax expense	87,641	30,054	14,952	—	132,647
Equity in net earnings of subsidiaries	71,892	—	—	(71,892)	—

NET EARNINGS	$211,890	$48,008	$23,884	$(71,892)	$211,890

THE RYLAND GROUP, INC. AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET (UNAUDITED)

	SEPTEMBER 30, 2004
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
ASSETS
HOMEBUILDING
Cash and cash equivalents	$31,147	$22,495	$1,548	$—	$55,190
Total housing inventories	1,085,750	750,711	114,428	—	1,950,889
Property, plant and equipment	28,870	20,525	—	—	49,395
Purchase price in excess of net assets acquired	15,383	2,802	—	—	18,185
Other assets	22,810	16,383	7,712	—	46,905

	1,183,960	812,916	123,688	—	2,120,564
FINANCIAL SERVICES
Cash and cash equivalents	—	—	12,610	—	12,610
Mortgage-backed securities and notes receivable	—	—	11,431	—	11,431
Other assets	—	—	32,046	—	32,046

	—	—	56,087	—	56,087
OTHER ASSETS
Net deferred taxes	43,451	—	(3,904)	—	39,547
Other	76,405	—	11,074	—	87,479
Investment in subsidiaries	67,979	—	—	(67,979)	—

	187,835	—	7,170	(67,979)	127,026

TOTAL ASSETS	1,371,795	812,916	186,945	(67,979)	2,303,677

LIABILITIES
HOMEBUILDING
Accounts payable and other liabilities	284,710	152,366	18,199	—	455,275
Debt	583,500	—	—	—	583,500

	868,210	152,366	18,199	—	1,038,775
FINANCIAL SERVICES
Accounts payable and other liabilities	—	—	23,461	—	23,461
Short-term notes payable	—	—	11,305	—	11,305

	—	—	34,766	—	34,766
OTHER LIABILITIES
Intercompany payable	(393,426)	273,647	(94,594)	214,373	—
Other liabilities	174,013	—	6,608	—	180,621

	(219,413)	273,647	(87,986)	214,373	180,621

TOTAL LIABILITIES	648,797	426,013	(35,021)	214,373	1,254,162

MINORITY INTEREST	—	—	89,958	—	89,958

STOCKHOLDERS’ EQUITY	722,998	386,903	132,008	(282,352)	959,557

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,371,795	$812,916	$186,945	$(67,979)	$2,303,677

THE RYLAND GROUP, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30, 2004
		GUARANTOR	NON-GUARANTOR	CONSOLIDATING	CONSOLIDATED
(amounts in thousands)	TRG, INC.	SUBSIDIARIES	SUBSIDIARIES	ELIMINATIONS	TOTAL
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$211,890	$48,008	$23,884	$(71,892)	$211,890
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	17,166	10,135	444	—	27,745
Changes in assets and liabilities:
Increase in inventories	(263,779)	(232,681)	(33,818)	—	(530,278)
Net change in other assets, payables and other liabilities	80,594	(66,449)	14,630	71,892	100,667
Tax benefit from exercise of stock options	11,822	—	—	—	11,822
Other operating activities, net	3,781	—	6,100	—	9,881

Net cash provided by (used for) operating activities	61,474	(240,987)	11,240	—	(168,273)

CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to property, plant and equipment	(19,825)	(15,285)	(1,067)	—	(36,177)
Principal reduction of mortgage-backed securities, notes receivable and mortgage collateral	—	—	17,414	—	17,414

Net cash (used for) provided by investing activities	(19,825)	(15,285)	16,347	—	(18,763)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings against revolving credit facility	43,000	—	—	—	43,000
Decrease in short-term notes payable	—	—	(14,949)	—	(14,949)
Common and preferred stock dividends	(7,278)	—	—	—	(7,278)
Common stock repurchases	(99,223)	—	—	—	(99,223)
Proceeds from stock option exercises	11,652	—	—	—	11,652
Other financing activities, net	6,913	—	(1,983)	—	4,930

Net cash used for financing activities	(44,936)	—	(16,932)	—	(61,868)

Net (decrease) increase in cash and cash equivalents	(3,287)	(256,272)	10,655	—	(248,904)
Cash and cash equivalents at beginning of period	34,434	278,767	3,503	—	316,704

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31,147	$22,495	$14,158	$—	$67,800